Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 2 to Form S-4, of our report dated March 10, 2022, (which includes an explanatory paragraph relating to ACE Convergence Acquisition Corp.’s ability to continue as a going concern), relating to the consolidated financial statements of ACE Convergence Acquisition Corp., which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

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/s/ WithumSmith+Brown, PC

New York, New York
March 16, 2022